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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-85327, 333-89489, 333-54924, 333-56068,
333-63422 and 333-69812) and Form S-8 (No. 033-70100, 333-1438, 333-31417,
333-45799, 333-71641, 333-94619, 333-46002, 333-61166, 333-69822 and 333-89590)
of Asyst Technologies, Inc. of our report dated May 15, 2002 except as to Note 14, which is as of May 29, 2002, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

San Jose, California
June 27, 2002